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                                     FORM OF
                                LOCK-UP AGREEMENT




                                           _____________, 2000




John G. Kinnard and Company, Incorporated
Kaufman Bros., LP,
   As representatives of the several Underwriters
   Listed in Schedule I to the Underwriting
   Agreement
c/o John G. Kinnard and Company, Incorporated
Kinnard Financial Center
920 Second Avenue South
Minneapolis, MN 55402

Re: ACT TELECONFERENCING, INC.

Ladies and Gentlemen:

The undersigned understands that you, as representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with ACT Teleconferencing, Inc., a Colorado corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "UNDERWRITERS"), of 2,000,000 shares (the "SHARES") of common stock, no par value, of the Company (the "COMMON STOCK").

In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of John G. Kinnard and Company, Incorporated, as representative of the several Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (other than by gift, by will, or by the laws of descent and distribution to a person who agrees to be bound by the terms of this agreement), any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the

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prior written consent of John G. Kinnard and Company, Incorporated, as representative of the several Underwriters, the undersigned will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof of which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.


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This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                             Very truly yours,


                                             -----------------------------


                                             By:
                                                --------------------------
                                                Name:
                                                Title:

Accepted as of the date first set forth above:

JOHN G. KINNARD AND COMPANY,
INCORPORATED
KAUFMAN BROS., LP, Acting severally on behalf of themselves and the several Underwriters named on Schedule I to the Underwriting Agreement

By: JOHN G. KINNARD AND COMPANY,
     INCORPORATED


   By:
       --------------------------
       Name:
       Title:





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This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                             Very truly yours,


                                             -----------------------------



Accepted as of the date first set forth above:

JOHN G. KINNARD AND COMPANY,
INCORPORATED
KAUFMAN BROS., LP, Acting severally on behalf of themselves and the several Underwriters named on Schedule I to the Underwriting Agreement

By: JOHN G. KINNARD AND COMPANY,
     INCORPORATED


   By:
       -----------------------------
       Name:
       Title:



















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